Exhibit 99.1

QUANTUMSCAPE CORPORATION AND KENSINGTON CAPITAL ACQUISITION CORP. ANNOUNCE CLOSING OF BUSINESS COMBINATION; QUANTUMSCAPE TO TRADE ON NYSE UNDER TICKER “QS” BEGINNING ON NOVEMBER 27

SAN JOSE, CA (November 27, 2020) – QuantumScape Corporation (“QuantumScape”), a leader in the development of next generation solid-state lithium-metal batteries for use in electric vehicles, announced today that it has completed its business combination with Kensington Capital Acquisition Corp. (“Kensington”) (NYSE: KCAC), a special purpose acquisition company. The Business Combination was approved by Kensington stockholders in a special meeting held on November 25, 2020. Beginning on November 27, 2020, QuantumScape shares will trade on the NYSE under the ticker symbol “QS” and its warrants will trade on the NYSE under the ticker symbol “QS.W”.

Since the company was founded in 2010, QuantumScape has been exclusively focused on developing solid-state batteries and designing a scalable manufacturing process to commercialize its battery technology for the automotive industry. Through its elegant “anode-less” design, QuantumScape’s solid-state lithium-metal batteries are designed to be safer, and to deliver greater range, faster charge times and improved cycle life, than today’s conventional lithium-ion battery technology.

“Today marks a big step in the evolution of our company,” commented Jagdeep Singh, Founder and Chief Executive Officer of QuantumScape. “This transaction allows QuantumScape to fund development and commercialization of our OEM-validated battery technology as we look forward to playing our part in the electrification of the automotive powertrain, helping transform one of the world’s largest industries and fostering a cleaner future for all.”

Justin Mirro, Chairman and Chief Executive Officer of Kensington, added, “we are incredibly excited to complete our business combination with QuantumScape and to provide the company with significant capital and automotive guidance to accelerate its business plan. The adoption of electric vehicles has emerged as the global mega-trend in the automotive industry, and QuantumScape is now well positioned to become a leading supplier of solid-state batteries for this next generation of electric powertrains.”

The transaction will result in net proceeds of approximately $680 million to QuantumScape, including through a $500 million fully committed PIPE. Funds from the transaction are expected to fully support the company through the start of production in the second half of 2024.

Hughes Hubbard & Reed LLP served as legal advisor and UBS Investment Bank, Stifel Nicolaus & Company Incorporated and Robert W. Baird & Co. Incorporated served as financial advisors to Kensington. Goldman Sachs & Co. LLC and UBS Investment Bank served as joint placement agents on the PIPE offering. Wilson Sonsini Goodrich & Rosati served as legal advisor and Goldman Sachs & Co. LLC served as financial advisor to QuantumScape.

About QuantumScape Corporation

QuantumScape, founded in 2010 in California, is a leader in the development of next generation solid-state lithium-metal batteries for use in electric vehicles. The company’s mission is to revolutionize energy storage to enable a sustainable future.

For additional information, please visit www.quantumscape.com

About Kensington Capital Acquisition Corp.

Kensington Capital Acquisition Corp. (NYSE: KCAC) is a special purpose acquisition company formed for the purpose of effecting a business combination in the automotive sector. Kensington is sponsored by Kensington Capital Partners LLC and the management team of Justin Mirro, Bob Remenar, Simon Boag and Daniel Huber. Kensington is also supported by a board of independent directors including Tom LaSorda, Anders Pettersson, Mitch Quain, Don Runkle and Matt Simoncini. The Kensington team has completed over 70 automotive transactions and has over 300 years of combined experience leading some of the largest automotive companies in the world.

For additional information, please visit www.autospac.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this presentation, regarding Kensington’s proposed acquisition of QuantumScape, Kensington’s ability to consummate the transaction, the development and performance of QuantumScape’s products (including the timeframe for development of such products), the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words ‘are designed to,” “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, QuantumScape disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. QuantumScape cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either Kensington or QuantumScape. In addition, QuantumScape cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) QuantumScape’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of QuantumScape to grow and manage growth profitably following the business combination; (ii) risks relating to the outcome and timing of the Company’s development of its battery technology and related manufacturing processes; (iii) the possibility that QuantumScape may be adversely affected by other economic, business, and/or competitive factors; and (iv) the possibility that the expected timeframe for, and other expectations regarding the development and performance of, QuantumScape’s products will differ from current assumptions. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Kensington’s periodic filings with the SEC. Kensington’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts:

For Investors

ir@quantumscape.com

For Media

media@quantumscape.com

For Kensington Capital Acquisition Corp.

Dan Huber

Chief Financial Officer

dan@kensington-cap.com

703-674-6514

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